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                                                                   Exhibit 4.5


                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of September 29, 2000 (the "Agreement"), by and between CoreComm Limited , a Delaware corporation formerly known as ATX Telecommunications Services, Inc. (the "Company"), and each of Michael Karp ("Karp"), Debra Buruchian ("Buruchian"), Thomas Gravina ("Gravina") and The Florence Karp Trust (the "Trust"). Each of Karp, Buruchian, Gravina and the Trust is referred to as a "Stockholder").

         WHEREAS, pursuant to a Recapitalization Agreement and Plan of Merger, dated as of March 9, 2000, as amended (the "Recapitalization and Merger Agreement"), by and among the Company, CoreComm Limited, a Bermuda corporation ("CoreComm"), and, with respect to certain provisions thereof, the Stockholders, ATX Merger Sub, Inc. ("ATX Merger Sub") and CoreComm Merger Sub, Inc. ("CoreComm Merger Sub") (i) CoreComm has been merged with and into CoreComm Merger Sub (with each issued and outstanding share of CoreComm's common stock converted into a share of common stock of CoreComm Merger Sub) (the "Domestication Merger"); (ii) CoreComm Merger Sub is being merged with and into the Company (the "Merger"); and (iii) the Company is being recapitalized by exchanging each pre-recapitalization share of the Company's common stock for 12,398,334 shares of the Company's post-recapitalization common stock, par value $.01 per share (the "Common Stock"), 250,000 shares of the Company's Series B Senior Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock"), and $150 million in cash and Senior Notes (as defined in the Recapitalization and Merger Agreement) with a possible issuance of up to $110 million in notes (the "Recapitalization").

         WHEREAS, the Stockholders are the holders of all of the outstanding pre-recapitalization shares of the Company's common stock and it is a condition to the consummation of the recapitalization and the other transactions contemplated by the Recapitalization and Merger Agreement that the Company grant to the Stockholders the registration rights and other rights set forth herein; and

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.   General; Securities Subject to this Agreement.

              1.1 Grant of Rights. The Company hereby grants registration rights to the Stockholders upon the terms and subject to the conditions set forth in this Agreement. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Recapitalization and Merger Agreement.

              1.2 Registrable Securities. For the purposes of this Agreement, "Registrable Securities" means, each of the following: (a) any shares of Common Stock issued to the Stockholders pursuant to the Recapitalization and Merger Agreement, (b) any shares of Preferred Stock issued to the Stockholders pursuant to the Recapitalization and Merger Agreement, (c) any shares of Common Stock issued upon conversion of, or as
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payment of dividends on, or in exchange for shares of the Preferred Stock issued pursuant to the Recapitalization and Merger Agreement, and (d) any shares of Common Stock issued in payment of a dividend on the Senior Notes (as defined in the Recapitalization and Merger Agreement); provided, however, that shares shall cease to be Registrable Securities for purposes of this Agreement when a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and all such Registrable
Securities have been disposed of pursuant to such effective registration statement.

              1.3 Stockholders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person (i) is a party to this Agreement (or a permitted transferee thereof) and (ii) owns of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

         2.   Demand Registration Rights.

              2.1  Shelf; Demand; and Resale Registrations.

                   (a) Within 15 days following the Closing (as defined in the Merger Agreement), the Company shall cause to be filed with the Securities and Exchange Commission a Registration Statement registering under Rule 415 under the Securities Act all Registrable Securities (the "Shelf Registration"). The Company shall use its reasonable best efforts to cause such Shelf Registration to be declared effective under the Securities Act as soon as practicable following the filing thereof, and shall use its reasonable best efforts to cause such Shelf Registration to remain continuously effective under the Securities Act until such time as the securities which have been issued to the Stockholders at the Closing (as defined in the Recapitalization and Merger Agreement) may be freely sold without regard to the volume limitations under Rule 144 of the Securities Act by a Stockholder who is not otherwise an Affiliate of the Company within the meaning of Rule 144 (or such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration have been sold). Subject to the provisions of Section 2.1(e), the Company agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations thereunder.

                   (b) At any time on or after the Closing, the Stockholders may make a written request (specifying the intended method of disposition) (such Stockholders, the "Initiating Common Stockholders") for one additional registration under the Securities Act (a "Demand Common Registration") of all or part of the shares of Common Stock which constitute such Initiating Stockholders' Registrable Securities;provided, however, that, (i) the number of shares of Common Stock proposed to be registered by the Initiating Common Stockholders in any Demand Common Registration shall not be less than
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1,500,000 shares (subject to appropriate adjustments to reflect stock splits, stock dividends, corporate recapitalizations or similar transactions) as of the date of the request, and (ii) the Initiating Common Stockholders shall be the holders as of the date of the request of at least 25% of the then outstanding shares of Common Stock that constitute Registrable Securities hereunder; provided, however, that such Demand Common Registration may be requested by Initiating Common Stockholders owning less than 25% of the then outstanding shares of Common Stock that constitute Registrable Securities hereunder so long as such Initiating Common Stockholders are the holders as of the date of the request of at least 10% of the then outstanding shares of Common Stock that constitute Registrable Securities hereunder.

                   (c) At any time on or after the Closing, the Stockholders may make a written request (specifying the intended method of disposition) (such Stockholders, the "Initiating Preferred Stockholders") for one additional registration under the Securities Act (a "Demand Preferred Registration") of all or part of the shares of Preferred Stock which constitute such Initiating Stockholders' Registrable Securities;provided, however, that, (i) the face value of the shares of Preferred Stock proposed to be registered by the Initiating Stockholders shall not be less than $80,000,000 as of the date of the request, and (iv) the Initiating Preferred Stockholders shall be the holders as of the date of the request of at least 25% of the then outstanding shares of Preferred Stock that constitute Registrable Securities hereunder.

                   (d) If the Company elects to pay any dividends on the shares of Preferred Stock in the form of shares of Common Stock, or to make any interest payment on the Senior Notes in the form of shares of Common Stock, in each such case in accordance with the instruments governing such securities, and, in accordance with the instruments governing such securities the Corporation is obligated to file and have effective under the Securities Act a Resale Registration Statement in connection with such payment, the Company shall use its reasonable efforts to keep such registration statement current and effective for a period of at least 365 days following the date on which such dividend or interest payment in the form of shares of Common Stock is made. Subject to the provisions of Section 2.1(e), the Company agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form used by the Company for any such Resale Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations thereunder.

                   (e) If, so long as the Shelf Registration is in effect or a Resale Registration Statement is in effect or at the time a demand for a Demand Registration (as defined below) is received by the Company, the Company is engaged in, or within 90 days plans to engage in a registered public offering for its own account or any other activity which, in the good faith determination of the Board of Directors of the Company, would (i) be required to be disclosed in a Demand Registration or which, under applicable law would require an amendment of or supplement to the Shelf Registration or the Resale Registrations Statement, and (ii) be materially and adversely affected by the proceeding with any such Demand Registration or amending or supplementing the Shelf Registration or the Resale Registration Statement (each, a "Company Event"), then the Company may at its option direct that sales under the Shelf Registration or a Resale Registration Statement be
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suspended, and requests for a Demand Registration be delayed for a reasonable period of time not in excess of three (3) months from the effective date of such offering or the date of completion of such other activity, as the case may be, such right to delay a Demand Registration or to suspend sales under the Shelf Registration or a Resale Registration Statement to be exercised by the Company not more than once in any 365-day period; provided, however, that if the Company receives a written request from Initiating Common Stockholders or the Initiating Preferred Stockholders (the "Initiating Stockholders") to register the Registrable Securities of such Stockholders prior to the occurrence of a Company Event, then such registration shall not be delayed by any registration statement thereafter effected by the Company. In addition, the Company shall not be required to effect any Demand Registration within three (3) months after the effective date of any other registration statement of the Company (other than the Shelf Registration). Within ten days after receipt of a request for a Demand Common Registration or a Demand Preferred Registration (each, a "Demand Registration"), the Company shall give written notice (the "Notice") of such request to all other Stockholders holding the class of stock to which such Demand Registration relates and shall include in such registration all Registrable Securities of that class that the Company has received written requests for inclusion therein within 15 days after the Notice is given. Thereafter, in the case of Demand Common Registration, the Company may elect to include in such registration additional shares of Common Stock issued by the Company. All requests made pursuant to this Section 2.1 (other than the Shelf Registration), shall specify the class and aggregate number of Registrable Securities to be registered.

              2.2 Effective Demand Registration. The Company shall use reasonable commercial efforts to cause any Demand Registration to become effective not later than ninety (90) days after it receives a request under
Section 2.1 of this Agreement and to remain effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) one hundred and twenty (120) days; provided, however, that if the Initiating Stockholders request the Company to withdraw such registration, other than as the result of a breach by the Company, it shall constitute a Demand Registration unless the Initiating Stockholders promptly pay all of the costs and expenses incurred by the Company in connection with such registration.

              2.3  Underwriting Procedures.

                   (a) The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter and other underwriters selected for such offering shall be selected by the Initiating Stockholders, provided that the managing underwriter and other underwriters are reasonably acceptable to the Company (having due regard to the experience and relationship with the Company of the managing underwriter and the other underwriters) (the "Approved Demand Underwriter"). In such event, if the Approved Demand Underwriter advises the Company in writing that in its opinion the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, the Company shall include in such registration only the aggregate amount of Registrable
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Securities that in the opinion of the Approved Demand Underwriter may be sold without any such material adverse effect and shall reduce pro rata based on the number of Registrable Securities included in the request for Demand Registration, the amount of Registrable Securities to be included by each Stockholder in such registration.

                   (b) An offering of Registrable Securities under the Shelf Registration may, but need not be, pursuant to an underwritten offering. However, if any such offering is to be pursuant to an underwritten offering, the Stockholder or Stockholders intending to sell Registrable Securities in such underwritten offering shall give the Company written notice of their desire to proceed with an underwritten offering under the Shelf Registration. Only one underwritten offering under the Shelf Registration shall be permitted, and any such offering must be for at least 1,500,000 shares of Common Stock (subject to appropriate adjustments to reflect stock splits, stock dividends, corporate recapitalizations or similar transactions) or at least $80,000,000 face amount of Preferred Stock. The managing underwriter and other underwriters selected for such offering shall be selected by the Stockholders seeking to sell such shares through such underwriter, provided that the managing underwriter and other underwriters are reasonably acceptable to the Company (having due regard to the experience and relationship with the Company of the managing underwriter and the other underwriters) (the "Approved Shelf Underwriter" and together with an Approved Demand Underwriter, an "Approved Underwriter").

                   (c) An offering of Registrable Securities under a Resale Registration Statement may not be pursuant to an underwritten offering.

                   (d) Distribution by Underwriters. The managing underwriter or underwriters selected for any underwritten offering shall enter into an agreement with the Company and the Stockholders whereby the underwriters shall be prohibited from (i) distributing 5% or greater of the Registrable Securities to any Person in connection with the initial placement of the Registrable Securities for the offering and from (ii) distributing 5% or greater of the Registrable Securities to any Person for 90 days after such initial placement.


         3.   Incidental or "Piggy-Back" Registration Rights.

              3.1 Notice of Registration. If, at any time or from time to time prior to the fourth anniversary of the date hereof, the Company shall determine to register any of its Common Stock for sale in an Underwritten Offering for its own account (other than a registration relating to (i) a registration of an employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or any dividend reinvestment plan or (ii) a registration of securities on Form S-4 (or any successor form) including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with another corporation) (a "Company Registration"), or shall register any of its Common Stock pursuant to a demand request for registration by any holder of the Company' s Common Stock other than the Stockholders (a "Third Party Demand Registration"), it
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being understood that a Resale Registration Statement shall not be deemed to be either a Company Registration or a Third Party Demand Registration for purposes hereof, the Company will promptly give to the Stockholders written notice thereof, and include in such registration (subject to Section 3.2) all the Common Stock Registrable Securities specified in a written request made by any one or more of the Stockholders within ten days after such Stockholder's receipt of such written notice from the Company ("Incidental Registration"). The right of the Stockholder to have Common Stock Registrable Securities included in a registration pursuant to this Section 3.1 shall be conditioned upon such Stockholder entering into (together with the Company and/or the other holders, if any, distributing their securities through such underwriting) an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company or by the stockholders who have demanded such registration (the "Company Underwriter").

              3.2 Cutback. If the lead managing underwriter of an offering covered by Section 3.1 shall advise the Company in writing on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Common Stock (including Common Stock Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Common Stock being offered, then the Company will include in such registration:

              (i) in the case of a Company Registration, first, any shares proposed to be offered by the Company; second, Registrable Securities requested to be registered by the Stockholders and any other shares requested by other stockholders of the Company, including the Stockholders, to be included in such registration, allocated, if necessary, pro rata among the Stockholders and such other holders requesting such registration on the basis of the number of the shares Beneficially Owned at the time; and

              (ii) in the case of a Third Party Demand Registration, first, any shares proposed to be offered by the stockholder or stockholders exercising their right to cause the Company to proceed with such Third Party Demand Registration (the "Initiating Third Party Holders"), second, any shares proposed to be offered by the Company, and third, Registrable Securities requested to be registered by the Stockholders and any other shares requested by other stockholders of the Company, including the Stockholders but excluding the Initiating Third Party Holders, to be included in such registration, allocated, if necessary, pro rata among the Stockholders and such other holders requesting such registration on the basis of the number of the shares Beneficially Owned at the time;


provided,however, that in the event the Company will not, by virtue of the foregoing cutback mechanism, include in any such registration all of the Common Stock Registrable Securities requested to be included in such registration, the Stockholders may, upon written notice to the Company given within three days of the time the Stockholders first are notified
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of such matter, reduce the amount of Registrable Securities they desire to have included in such registration, whereupon only the Registrable Securities, if any, they desire to have included will be considered for such inclusion.

              3.3 Right of Termination. The Company shall have the right to terminate or withdraw any registration initiated by it under Section 3.2 prior to the effectiveness of such registration whether or not the Stockholders have elected to include Registrable Securities in such registration.

         4. Provisions Applicable to Shelf, Demand, Resale and Piggy-Back Registrations.

              4.1 Expenses. The Company shall pay all Registration Expenses (as defined in Section 6 hereof) incurred in connection with any registration pursuant to Section 2 or 3 hereto, unless registration fails to become effective as a result of the fault of one or more Stockholders, in which case the Company will not be required to pay the Registration Expenses incurred with respect to the offering of such Stockholder's or Stockholders' Registrable Securities. The Registration Expenses incurred with respect to the offering of such Stockholder's or Stockholders' Registrable Securities shall be the product of
(a) the aggregate amount of all Registration Expenses incurred in connection with such registration and (b) the ratio that the number of such Registrable Securities bears to the total number of Registrable Securities included in the registration.

              4.2 Holdback Agreements. Each Stockholder agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Act, during the ninety (90) day period beginning on the effective date of any Demand Registration or Incidental Registration or other underwritten offering in which such Stockholder is participating (except as part of such registration), if and to the extent requested by any other Stockholders, in the case of a non-underwritten public offering, or if and to the extent requested by the Company Underwriter, in the case of an under-written public offering.

         5.   Registration Procedures.

              In connection with any registration statement filed pursuant to this Agreement, the Company will, as expeditiously as possible:

              (a) in connection with a request pursuant to this Agreement, prepare and file with the Commission, after receipt of a request to file a registration statement with respect to Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, if the offering is an underwritten offering, shall be reasonably satisfactory to the Approved Underwriters, and use its best efforts to cause such registration statement to become effective; provided, however, that
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before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (i) furnish to the counsel selected by the Stockholder or Stockholders making the demand, if any, copies of all such documents proposed to be filed, and (ii) notify such counsel and each seller or prospective seller of Registrable Securities of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

              (b) in connection with a registration pursuant to this Agreement (other than the Shelf Registration and a Resale Registration Statement), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not more than one hundred and twenty (120) days (or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been disposed of);

              (c) furnish to each seller of Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

              (d) use reasonable efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing and to do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter or by-laws that the Board of Directors of the Company determines in good faith to be contrary to the best interest of the Company and its Stockholders;

              (e) use reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof or the Approved Underwriters, if any, to consummate the disposition of such Registrable Securities;

              (f) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the
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Commission as soon thereafter as practicable, after consultation with the
Initiating Stockholders and subject to the provisions of Section 2.1(e), a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (g) enter into customary agreements (including, in the case of a Demand Registration or a single underwritten offering under the Shelf Registration by Approved Shelf Underwriters an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in the manner permitted hereby;

              (h) in the case of either a Demand Registration or a single underwritten offering under the Shelf Registration by Approved Shelf Underwriter (but not in the case of a Resale Registration Statement), causing its officers to be available at reasonable times to participate in "road shows" and other information meetings organized by the managing Approved Demand Underwriter;

              (i) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission; and

              (j) use reasonable efforts to cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or market, if any, on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

         The Company may require each seller or prospective seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and other matters as may be required to be included in the registration statement.

         Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (f) of this Section 5, such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this
Section 5 and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession or copies delivered to prospective purchasers, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in paragraph (b) of this Section 5) by the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (f) of this Section 5 to and including the date when each seller of Registrable Securities covered by such registration statement
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shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this Section 5.

         6. Registration Expenses. The Company shall pay all expenses incident to its performance of or compliance with this Agreement; provided, however, that the Company shall not pay the costs and expenses of any Stockholder relating to underwriters' commissions and discounts relating to Registrable Securities to be sold by such Stockholder, brokerage fees, transfer taxes or the fees or expenses of any counsel, accountants or other representatives retained by the Stockholders, individually or in the aggregate. All of the expenses described in this Section 6 that are to be paid by the Company are herein called the "Registration Expenses."

         7.   Indemnification; Contribution.

              7.1 Indemnification by the Company. The Company agrees to indemnify, in the case of any registration statement filed pursuant to this Agreement, each seller of any Registrable Securities covered by such registration statement, each other person who participates as an underwriter in the offering or sale of such securities, and each person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties") against any losses, claims, damages or liabilities to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company; provided, however, that the Company shall not be liable to the extent that any loss, claim, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Party expressly for use in the Registration Statement; provided, further, that the Company shall not be liable to any seller of Registrable Securities (or to any person who acts as an underwriter in such sale or who controls such seller) to the extent that any loss, claim, or liability arises out of an untrue statement, alleged untrue statement, omission, or alleged omission made in any preliminary prospectus if either (a)(i) such seller failed to send or deliver a copy of the prospectus with or prior to written confirmation of the sale by such seller to the person asserting the claim and (ii) the prospectus would have corrected such untrue statement, alleged untrue statement, omission or alleged omission; or (b)(x) such untrue statement, alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and (y) having been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such seller fails to deliver such prospectus as so amended or
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supplemented, with or prior to the written confirmation of the sale by such seller to the person asserting the claim.

              7.2 Indemnification by Stockholders. In connection with any registration statement in which a Stockholder is participating, each such Stockholder shall furnish to the Company in writing such information and affidavits with respect to such Stockholder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the fullest extent permitted by law, the Company, its officers, directors and agents and each person, if any, who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, and liabilities resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent that such untrue or alleged untrue statement or omission is contained in or omitted from, as the case may be, any information or affidavit with respect to such Stockholder so furnished in writing by such Stockholder expressly for use in any such prospectus or preliminary prospectus; provided, however, that the liability of such Stockholder shall not exceed the net proceeds received by such Stockholder from the sale of its Registrable Securities. Each Stockholder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company; provided, however, that the indemnification of such Stockholder shall be limited to the net proceeds received by such Stockholder from the sale of its Registrable Securities.

              7.3  Contribution.  If the indemnification provided for in this
Section 7 is unavailable to any indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

              The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent mis-representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

         8. Definitions. As used herein, the following terms shall have the following respective meanings:

              "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

              "Board of Directors" means the board of directors of the Company.

              "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

              "Common Stock" means the common stock of the Company or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

              "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

              "Registration Expenses" shall have the meaning specified in
Section 6 herein.

              "Resale Registration Statement" shall mean a registration statement filed by the Company registering for resale by the holders thereof any shares of Common Stock issued by the Company to a Stockholder in payment of a dividend on the shares of the Company' s Preferred Stock or an interest payment on the Company' s Senior Notes.

              "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

              "Underwritten Offering" shall mean a sale of securities of the Company to an underwriter or underwriters for re-offering to the public, which shall include a road show and other customary selling efforts.

         9.   Miscellaneous.

              9.1 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.1(b) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective within ninety (90) days of the effective date of any registration effected pursuant to Section 2.1(b).

              9.2 Assignment. The rights of the Stockholders to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by each Stockholder to any transferee (other than the transferee of such shares in a registered transaction) of all or any portion of the Registrable Securities if: (i) the Stockholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (iv) if required under the terms of the Stockholders Agreement, such transferee enters into the requisite stockholders agreement with the Company as contemplated by the Stockholders Agreement, of even date herewith, among the Company and each of Karp, Buruchian, Gravina and the Trust (the "Stockholders Agreement").

              9.3 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Stockholders that own, in the aggregate, 50% or more of the Registrable Securities then outstanding.

              9.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied (and confirmed) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied (and confirmed) or, if mailed, five days (or, in the case of express mail, one day) after the date of deposit in the United States mail, as follows:

         (i)  if to the Company, to:

              CoreComm Limited
              110 East 59th Street
              26th Floor
              New York, NY 10022
              Attention: Richard J. Lubasch
              Telecopier No.: (212) 906-8497

              with copies to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, New York 10019-6064
              Attention:  Kenneth M. Schneider, Esq.
              Telecopier No.:  (212) 757-3990

         (ii) if to any Stockholder, to the most current address of such Stockholder provided by such Stockholder to the Company in writing.

              with copies to:

              Klehr, Harrison, Harvey, Branzburg & Ellers LLP
              260 South Broad Street
              Philadelphia, PA 19102
              Attention: Michael C. Forman, Esq.
              Telecopier No.: (215) 568-6603

         Any party may by notice given in accordance with this section to the other parties designate another address or person for receipt of notices hereunder.

              9.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Stockholders and their permitted successors and assigns as provided for in Section 9.1 hereof and the successors and assigns of the Company; provided, however, that such successors and assigns become parties to this Agreement by executing counterparts thereto and, in the case of successors and assigns of the Stockholder, there has been compliance with
Section 9.1 hereof.

              9.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              9.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              9.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE RULES OF CONFLICT OF LAWS OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

              9.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

              9.10 Entire Agreement. This Agreement is entered into and delivered pursuant to the Recapitalization and Merger Agreement and as such contains the entire agreements among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.


                                  CORECOMM LIMITED


                                  By: /s/ Richard J. Lubasch
                                     ________________________________
                                     Name: Richard J. Lubasch
                                     Title: Senior Vice President -- Secretary


                                  STOCKHOLDERS:

                                  /a/ Michael Karp
                                  ___________________________________
                                  Michael Karp


                                  /s/ Debra Buruchian
                                  ___________________________________
                                  Debra Buruchian


                                  /s/ Thomas Gravina
                                  ___________________________________
                                  Thomas Gravina


                                  THE FLORENCE KARP TRUST


                                  By: /s/ Lisa G. Kaminsky
                                     ________________________________
                                     Name: Lisa G. Kaminsky
                                     Title: Trustee